                                                                      EXHIBIT 12

RAYONIER INC. AND SUBSIDIARIES
RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited, thousands of dollars)


                                                                              Year Ended December 31,
                                                      --------------------------------------------------------------------
                                                      1993             1992          1991            1990             1989
                                                      ----             ----          ----            ----             ----
Earnings:
Income (Loss) from Continuing Operations
  before Cumulative Effect of
  Accounting Changes                                  $52,466        $(81,520)      $44,337        $109,274       $127,956
Add (Deduct):
  Undistributed Equity (Income) Loss                        -           3,257         1,587           1,536            (32)
  Income Tax                                           30,432         (50,366)       19,557          48,121         63,595
  Minority Interest                                    22,508          22,702        19,884          21,451         18,956
  Amortization of Capitalized Interest                  1,411           1,486         1,134           1,061          1,180
                                                     --------         -------       -------         -------        -------
                                                      106,817        (104,441)       86,499         181,443        211,655

Adjustments to Earnings for Fixed Charges:
  Interest and Other Financial Charges                 23,368          21,327        13,942          12,394         17,827
  Interest Factor Attributable to Rentals               1,760           1,870         1,902           2,184          1,887
                                                      -------         -------       -------         -------        -------
                                                       25,128          23,197        15,844          14,578         19,714
                                                      -------         -------       -------         -------        -------
Earnings as Adjusted                                 $131,945        $(81,244)     $102,343        $196,021       $231,369
                                                      =======         =======       =======         =======        =======

Fixed Charges:
  Fixed Charges above                                $ 25,128        $ 23,197      $ 15,844        $ 14,578       $ 19,714
  Capitalized Interest                                      -             893         3,214             460            362
                                                      -------         -------       -------         -------        -------
  Total Fixed Charges                                  25,128          24,090        19,058          15,038         20,076
                                                      -------         -------       -------         -------        -------

Dividends on Preferred Stock (Pre-tax
  income basis)                                             -             714             -               -              -
                                                      -------        --------       -------         -------        -------

Total Fixed Charges and Preferred
  Dividend Requirement                               $ 25,128        $ 24,804      $ 19,058        $ 15,038       $ 20,076
                                                      =======         =======       =======         =======        =======

Ratio of Earnings as Adjusted to Total Fixed
  Charges and Preferred Dividend Requirement             5.25             *            5.37           13.04          11.52
                                                      =======         =======       =======         =======        =======

Effective Tax Rate                                        37%            (38%)          31%             31%            33%
                                                      =======         =======       =======         =======        =======



* Earnings are inadequate to cover total fixed charges and preferred dividend requirement by $106,048.

000                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints GERALD J. POLLACK and JOHN B. CANNING his or her true and lawful attorneys-in-fact, with full power in each to act without the other and with full power of substitution and resubstitution to sign in the name of such person and in each of his or her offices and capacities in Rayonier Inc. (the "Company") the Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of the Company, and to file the same, and any amendments thereto, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


Dated:  March 21, 1994





                                      /s/ William J. Alley
                                      -------------------------
                                      Name:  William J. Alley
                                      Title:


                                      /s/ Rand V. Araskog
                                      -------------------------
                                      Name:  Rand V. Araskog
                                      Title:


                                      /s/ Donald W. Griffin
                                      -------------------------
                                      Name:  Donald W. Griffin
                                      Title: Director


                                      /s/ Paul G. Kirk
                                      -------------------------
                                      Name:  Paul G. Kirk
                                      Title:


                                      /s/ Katherine D. Ortega
                                      -------------------------
                                      Name:  Katherine D. Ortega
                                      Title:


                                      /s/ Burnell R. Roberts
                                      -------------------------
                                      Name:  Burnell R. Roberts
                                      Title:


                                      /s/ Gordon I. Ulmer
                                      -------------------------
                                      Name:  Gordon I. Ulmer
                                      Title: